EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For More Information,

Please Contact

John Heyman – Chief Executive Officer (770) 576-6705

Mark Haidet – Chief Financial Officer (770)-576-6404

Melissa Coley - Investor Relations (770) 576-6577

Radiant Systems, Inc. Reports Results for the First Quarter

New products and expanded sales channel position Company to drive stronger profit growth throughout the year.

ATLANTA—(BUSINESS WIRE)—May 6, 2004—Radiant Systems, Inc. (NASDAQ: RADS - News), a leading provider of innovative technology for the foodservice, petroleum and convenience store, and cinema industries, today announced financial results for the first quarter ended March 31, 2004.

Summary financial results for the first quarter 2004 are as follows:

•	Total revenues for the period were $26.8 million, an increase of 6.3% over revenues of $25.2 million for the same period in 2003.

•	Gross profit in the period was $12.9 million, an increase of $2.3 million or 22% over the same period in 2003 and an increase of 53% over segment results in the fourth quarter of 2003.

•	Non-GAAP adjusted net income before discontinued operations for the period, which excludes amortization of acquisition related intangible assets and non-recurring charges, was $80,000 or $0.00 per diluted share, a decrease of $215,000 or $0.01 per diluted share, compared to the same period last year.

•	GAAP net income for the period was $1.9 million, or $.07 per diluted share, an increase of $5.2 million, or $.18 per diluted share, compared to the same period in 2003. Net loss before discontinued operations for the period was $964,000, an increase of $709,000 compared to the same period in 2003.

On January 31, 2004 the Company completed the previously announced disposition of the Enterprise Software Systems segment. The disposition resulted in a gain on the disposal of $2.9 million, net of the segment’s operating loss during the period. The historical financial statements for March 31, 2003 have been reclassified with the Enterprise Software Systems segment reported in discontinued operations for comparability purposes with the 2004 financial statements. Additionally, on January 12, 2004 the Company completed the previously announced acquisition of Aloha Technologies. The acquisition resulted in amortization expense of intangible assets of $1.0 million and interest expense of $223,000 in the period. All Aloha operations as of January 13, 2004 are included in the Company’s 2004 financial statements.

The Company provides adjusted net (loss)/income and adjusted net (loss)/income per share in this press release as additional information of the Company’s operating results.

The measures are not in accordance with, or an alternative for, generally accepted accounting practices (“GAAP”) and may be different from net income and per share measures used by other companies. Net (loss)/income has been adjusted to exclude the effects of one-time charges and amortization of certain intangible assets. The Company believes that this presentation of adjusted net (loss)/income and adjusted net (loss)/income per share provides useful information to investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations.

John Heyman, the Company’s chief executive officer commented, “Our core business returned to profitability during the quarter, before acquisition related charges, despite the dramatic change we experienced as a company. Most importantly, we enter the second quarter having accomplished certain key objectives that will lead to growth in the last three quarters of 2004 and beyond. These include the training of our many new resellers, new contracts, and the anticipated signing of new contracts. The benefits of our new products are starting to show results early in the second quarter that will build throughout the year.

“Our three business segments are all showing momentum. Food service operators and resellers have embraced our combination with Aloha Technologies, our Entertainment division is providing strong leadership to the market with a series of new products, and our Petroleum and Convenience Retail division has expanded its relationships with many large customers and has seen an improvement in its qualified sales pipeline. We are excited about the outlook for our business based on the momentum we see in all three of our business segments.”

Business highlights for the first quarter of 2004 include:

Petroleum and Convenience Store Industry

•	Selected to expand rollout of POS system in additional 450 sites for a leading U.S. convenience store chain

•	Selected for deployment of more than 600 outdoor kiosks and more than 300 POS systems for a leading U.S. regional convenience store chain

•	Installed 350th Kroger grocery fueling site

•	Selected as fuel POS solution for a major U.S. regional grocery chain

•	Selected for expanded rollouts with two major oil companies in Malaysia

•	Selected for POS deployment by a major oil company in a new European market for Radiant

•	Completed integrated POS and back-office rollout for a major oil company in Slovakia

•	Deployed POS and back-office in 150 additional sites for a customer in Spain

Entertainment Industry

•	Acquired E-Needs, the leading home office film booking and management application in the exhibition industry

•	Began marketing new line of products for mass market of smaller operators

•	Introduced the Radiant P1210 POS terminal

•	Released a new line of kiosk hardware based on the Radiant P1500 Series hardware platform, including the Outdoor Ticketing Kiosk for the exhibition industry

•	Released a new foodservice solution with stronger functionality for operating concessions

Hospitality Industry

•	Completed acquisition of Aloha Technologies

•	Completed record quarter by contracting 300 new sites with eServices (Alohaenterprise.com, eFrequency, and eCard products)

•	Launched the Radiant P1210, P1510 and P1550 Series POS terminals into the Aloha reseller channel

•	Selected to provide POS for foodservice facilities at large-scale European sports complex

•	Opened new office in Madrid, Spain, co-located with leading European reseller

•	POS and AlohaEnterprise software selected for more than 50 corporate locations of a leading fast casual restaurant chain

•	Leading fast-casual restaurant chain chose to expand deployment of AlohaEnterprise to more than 50 franchise restaurants

The Company confirmed its estimates for 2004 with revenue in the range of $120 million to $130 million and earnings per share in the range of $.17 to $.26 excluding amortization of acquisition related intangibles and discontinued operations. Mark Haidet, the Company’s chief financial officer commented, “Our confidence in the projected results for the year continues to improve. As our core markets strengthen and the integration of our Hospitality business progresses, we expect to see a steady increase in revenues and profits throughout the remainder of the year. Specifically we anticipate generating earnings of approximately $.02 to $.03 per diluted share in the second quarter, excluding amortization of acquisition related intangibles.”

Mr. Haidet added, “We generated cash from operating activities of approximately $6.0 million during the quarter. Although the Enterprise and Aloha transactions resulted in reduced working capital, our cash generated from operations and our increasing profits during the year make us confident that we can continue to fund potential investments required to grow the business.”

Radiant will hold its first quarter 2004 conference call today at approximately 5 p.m. eastern daylight time. This call is being webcast by CCBN and can be accessed at Radiant’s web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-888-333-4519 - reference reservation # T495676R.

Founded in 1985, Radiant Systems, Inc. provides innovative store technology for the foodservice, petroleum and convenience store, and cinema industries. Radiant’s point-of-sale, self-service kiosk, and back-office technology enables operators to drive top-line growth and improve bottom-line performance. Headquartered in Atlanta, Radiant (www.radiantsystems.com) has deployed its solutions in more than 50,000 sites worldwide.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations, including the Company’s projected revenues and earnings per share guidance; (iii) the Company’s growth strategy and operating strategy; (iv) the Company’s new or future product offerings, and (v) the declaration and payment of dividends. The words “may,” “would,” “could,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company’s reliance on a small number of clients for a larger portion of its revenues, fluctuations in its quarterly results, its ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company’s filings with the Securities and Exchange Commission.

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RADIANT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2004	December 31, 2003
ASSETS
Current assets
Cash and cash equivalents	$19,534	33,774
Accounts receivable, net	20,328	18,614
Inventories	15,029	13,098
Other short-term assets	2,953	4,688

Total current assets	57,844	70,174

Property and equipment, net	9,742	11,229
Software development costs, net	1,851	2,844
Goodwill	31,375	7,537
Intangibles and other long-term assets	25,304	920

	$126,116	92,704

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$20,155	12,864
Accrued contractual obligations	4,180	—
Customer deposits and unearned revenue	9,944	12,257
Current portion of long-term debt	5,867	524

Total current liabilities	40,146	25,645

Client deposits and deferred revenues, net of current portion	1,621	—
Long-term debt, less current portion	15,683	136

Total liabilities	57,450	25,781

Shareholders’ equity
Common stock, no par value; 100,000,000 shares authorized; 28,046,689 and 27,511,793 shares issued and outstanding	—	—
Additional paid-in capital	116,293	116,481
Accumulated other comprehensive income	215	217
Accumulated deficit	(47,842)	(49,775)

Total shareholders' equity	68,666	66,923

	$126,116	92,704

RADIANT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(Unaudited)

	For the three months ended
	March 31, 2004	March 31, 2003
Revenues:
System sales	$11,890	$13,122
Client support, maintenance and other services	14,951	12,040

Total revenues	26,841	25,162

Cost of revenues:
System sales	5,309	6,846
Client support, maintenance and other services	8,645	7,738

Total cost of revenues	13,954	14,584

Gross profit	12,887	10,578

Operating Expenses:
Product development	3,472	2,214
Sales and marketing	4,518	4,363
Depreciation of fixed assets	964	899
Amortization of intangible assets	1,044	—
Non-recurring charges	—	550
General and administrative	3,606	2,852

Loss from operations	(717)	(300)

Interest (expense) income, net	(213)	151

Loss from continuing operations before income taxes	(930)	(149)

Income tax provision	34	106

Loss from continuing operations	(964)	(255)

Discontinued operations
Loss from operations of Enterprise business, net	(913)	(2,966)
Gain on disposal of Enterprise business, net	3,809	—

Income (loss) from discontinued operations	2,896	(2,966)

Net income (loss)	$1,932	$(3,221)

Loss per share from continuing operations